SECOND AMENDMENT to the
CUSTODY AGREEMENT

THIS SECOND AMENDMENT to the Custody Agreement is made and entered into by and between TRIMTABS ETF TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”), and is dated as of the last date on the signature block.

WHEREAS, the Trust and Fund Services have previously entered into a certain Custody Agreement, dated as of September 27, 2016 (the "Agreement"); and

WHEREAS, the parties desire to update the funds list Exhibit B and amend the fee schedule Exhibit C of the Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Effective with the commencement of the TrimTabs Donoghue Forlines Tactical High Yield ETF and the TrimTabs Donoghue Forlines Risk Managed Innovation ETF:

(1)    Exhibit B is hereby superseded and replaced in its entirety with Exhibit B attached hereto;

(2)    Exhibit C is hereby superseded and replaced in its entirety with Exhibit C attached hereto;

(3)    Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year last written below.

TRIMTABS ETF TRUST	U.S. BANK NATIONAL ASSOCIATION

By:/s/ Derin Cohen	By: /s/ Anita Zagrodnick

Name: Derin Cohen	Name: /s/ Anita Zagrodnick

Title: CCO/COO	Title: Senior Vice President

Date: 10/1/2020	Date: 10/14/2020

Exhibit B of the Custody Agreement - TrimTabs ETF Trust
Separate Series of Trim Tabs ETF Trust

TrimTabs All Cap International Free-Cash-Flow ETF
TrimTabs All Cap U.S. Free-Cash-Flow ETF
TrimTabs Donoghue Forlines Tactical High Yield ETF
TrimTabs Donoghue Forlines Risk Managed Innovation ETF

Exhibit C to the Custody Agreement – TrimTabs ETF Trust

Base Fee for Custody Services, effective with the commencement of the TrimTabs Donoghue Forlines Tactical High Yield ETF TrimTabs Donoghue Forlines Risk Managed Innovation ETF

The following reflects the greater of the basis point fee or annual minimum1 where TrimTabs Asset Management, LLC (“Adviser”) acts as investment adviser to the fund(s) in the TrimTabs ETF Trust (the “Trust”)

Annual Minimum per Fund[2]		Basis Points on Trust AUM[2]
Funds 1-5	$__	First $__	__ bp
Funds 6+	$__	Balance	__ bp

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “the Adviser” launched a Fund on March 1, 2020 and terminated the relationship on June 30, 2021, Adviser would owe U.S. Bank up to __% of $___ ($___ admin/acct/ta + $___ Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly

Exhibit C (continued) to the Custody Agreement – TrimTabs ETF Trust

Custody Services in addition to the Base Fee

Portfolio Transaction Fees2
•$ ___ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$ ___ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$ ___ – Option/SWAPS/future contract written, exercised or expired
•$___ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$___ – Physical security transaction
•$ ___ – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$___ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $__ filing fee per class action per account, plus __% of gross proceeds, up to a maximum per recovery not to exceed $__.
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus _%, unless a line of credit is in place
•Third Party lending - Additional fees will apply

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Additional Global Sub-Custodial Services Annual Fee Schedule

Global Custody Base Fee
A monthly base fee of $__ per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply-

Plus:

Global Custody Transaction Fees1

Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
•A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping and Transaction Fees

(See schedule below)

Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	__	$__	Hong Kong	__	$__	Poland	__	$__
Australia	__	$__	Hungary	__	$__	Portugal	__	$__
Austria	__	$__	Iceland	__	$__	Qatar	__	$__
Bahrain	__	$__	India	__	$__	Romania	__	$__
Bangladesh	__	$__	Indonesia	__	$__	Russia	__	$__
Belgium	__	$__	Ireland	__	$__	Saudi Arabia	__	$__
Bermuda	__	$__	Israel	__	$__	Serbia	__	$__
Botswana	__	$__	Italy	__	$__	Singapore	__	$__
Brazil	__	$__	Japan	__	$__	Slovakia	__	$__
Bulgaria	__	$__	Jordan	__	$__	South Africa	__	$__
Canada	__	$__	Kenya	__	$__	South Korea	__	$__
Chile	__	$__	Kuwait	__	$__	Spain	__	$__
China Connect	__	$__	Latvia	__	$__	Sri Lanka	__	$__
China (B Shares)	__	$__	Lithuania	__	$__	Sweden	__	$__
Colombia	__	$__	Luxembourg	__	$__	Switzerland	__	$__
Costa Rica	__	$__	Malaysia	__	$__	Taiwan	__	$__
Croatia	__	$__	Malta	__	$__	Thailand	__	$__
Cyprus	__	$__	Mauritius	__	$__	Tunisia	__	$__
Czech Republic	__	$__	Mexico	__	$__	Turkey	__	$__
Denmark	__	$__	Morocco	__	$__	UAE	__	$__
Egypt	__	$__	Namibia	__	$__	Uganda	__	$__
Estonia	__	$__	Netherlands	__	$__		__	$__
Eswatini	__	$__	New Zealand	__	$__	Ukraine	__	$__
Euroclear (Eurobonds)	__	$__	Nigeria	__	$__	United Kingdom	__	$__
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	__	$__	Uruguay	__	$__
Finland	__	$__	Oman	__	$__	Vietnam	__	$__
France	__	$__	Pakistan	__	$__	West African Economic Monetary Union (WAEMU)*	__	$__
Germany	__	$__	Panama	__	$__	Zambia	__	$__
Ghana	__	$__	Peru	__	$__	Zimbabwe	__	$__
Greece	__	$__	Philippines	__	$__

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.